UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging Growth Company ◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01	Other Events.
TransAct Technologies Incorporated (the “Company,” “we,” “our,” or “us”) has determined to delay the filing of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (the “Form 10-Q”) in reliance on the March 25, 2020 order issued by the U.S. Securities and Exchange Commission (the “SEC”) in SEC Release No. 34-88465, which, subject to certain conditions, provides the Company with an additional 45 days to file the Form 10-Q (the “Order”).  The Order was issued pursuant to the SEC’s authority under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), granting exemptions from certain provisions of the Exchange Act and the rules thereunder related to public company reporting requirements. The original due date of the Form 10-Q is May 11, 2020 (the “Original Due Date”).  The Company currently expects to file the Form 10-Q during the week of May 18, 2020, but in any event, no later than 45 days after the Original Due Date, in compliance with the provisions of the Order.
The Company requires additional time to finalize the Form 10-Q due to circumstances related to COVID-19, the disease caused by the coronavirus. The Company has experienced significant disruptions to its business and operations as a result of the COVID-19 pandemic.  The majority of the Company’s finance and accounting personnel is working remotely.  In connection with the preparation of the Form 10-Q, the Company is experiencing disruptions in its normal processes and interactions with its accounting personnel and advisors, legal advisors and others responsible for preparation of the Form 10-Q.  The impact of COVID-19 has also necessitated additional analysis in connection with the preparation and review of the Form 10-Q, including financial and liquidity projections and analysis and an assessment of the impact of the COVID-19 crisis on goodwill and intangible asset impairment.  Further, the attention of certain personnel involved in the preparation of the Form 10-Q has been diverted by measures being taken to mitigate the impact of the COVID-19 pandemic on the Company, including the application for relief under the Paycheck Protection Program established under the Coronavirus Aid, Relief and Economic Security Act (CARES Act), and work associated with carrying out our previously announced furlough of employees. Accordingly, the Company is relying on the Order to delay the filing of the Form 10-Q to provide its personnel with additional time to develop and process the financial information as well as prepare additional required disclosures related to and arising as a result of the COVID-19 crisis.
Risk Factor
We are supplementing the risk factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission, in compliance with the Order, as follows:
The COVID-19 pandemic has had, and is likely to continue to have, an adverse impact on our business, operations, financial condition, results of operations and capital resources, as well as on the operations and financial performance of many of our suppliers and customers. We are unable to predict the ultimate extent to which the pandemic and related effects will adversely impact our business, operations, financial condition, results of operations, capital resources and the achievement of our strategic objectives.
As a result of the COVID-19 pandemic and the numerous disease control measures being taken to limit the spread of COVID-19, we have experienced, and can be expected to continue to experience, disruptions to our business, our operations, the delivery of our products and customer demand for our products, including the following:
•
supply chain disruptions, including delayed product shipments from two contract manufacturers located in China and Thailand that conduct approximately 80% and 19%, respectively, of our printer and terminal manufacturing, which, if sustained, could lead to insufficient inventory levels and harm our ability to deliver products to our customers on time or at all;

•
continuing shutdowns of operations of our customers in the casino industry and restrictions on the operations of our customers in the food service industry, which have resulted in, and are likely to continue to result in, reduced demand for our products in the two primary markets that we serve;

•
an inability of our customers to make payments in a timely fashion or at all, which may continue even after operating restrictions are lifted in the event that the downturn in economic conditions persists;

•
devotion of significant time, management attention and resources to monitoring the COVID-19 pandemic and its impacts, and anticipated impacts, on our business, and seeking to mitigate the effects of the pandemic on our business and workforce, which diverts management’s attention and resources away from strategic initiatives, new business opportunities, the transition of our business toward the food service and casino and gaming markets, and the overall profitability of our business;

•
necessary modifications to our business practices and operations, including suspension of employee travel, cancellation of physical participation in meetings, events and conferences and social distancing measures, including work-from-home policies, and such further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers and suppliers, which may adversely impact efficiency and productivity and may increase operational risks, including cybersecurity risks, and have affected the way that we conduct our product development, marketing, customer support and other activities;

•
a furlough of workers and an across-the-board 10% salary reduction, as well as other cost-cutting measures we have taken to help mitigate the impact of the COVID-19 crisis on our business, which may, along with any additional such measures that may be taken in the future, impair our ability to operate and have a negative effect on employee loyalty and our reputation and, if furloughed employees do not return following the crisis, or if employees seek higher-paying jobs, may limit our ability to restart operations following the crisis and to grow our food service technology business as planned;

•
a possible future reduction in the value of goodwill or other intangible assets causing the carrying value of such assets to exceed their fair value, which could require us to recognize asset impairment;

•
difficulty predicting our manufacturing requirements accurately due to volatile economic conditions and uncertainty as to when our customers may resume operations, which could result, in the case of an underestimate, in inadequate manufacturing capacity or inventory, interruptions in production and delayed deliveries to customers (with resulting losses in orders or customers lowering our net sales), or in the case of an overestimate, in an excess inventory of component parts or manufactured products;

•	increases in prices and/or decreases in availability of component parts and raw materials needed to produce our products;
•
foreign exchange rate fluctuations due to volatile global economic conditions, which could negatively affect earnings and the value of our assets held outside the United States, and if we increase prices to absorb a portion of the currency impact, could cause demand to decrease;

•	volatility of, and decreases in, trading prices of our common stock;
•
decreased borrowing capacity under our credit facility due to decreases in the borrowing base caused by reductions in eligible (i) accounts receivable from lower sales levels or increases in overdue balances and/or (ii) inventory due to increases in slow moving or declining overall inventory levels could cause our borrowing base to be below our outstanding borrowings, which would require us to either prepay borrowings and/or cash collateralize letters of credit sufficient to eliminate the excess, or obtain a waiver from the lender;

•
an inability to maintain the minimum EBITDA required by the financial covenant under our credit facility, which would result in an inability to borrow under the facility and could require the repayment of any outstanding borrowings or permit the lender to foreclose on the collateral securing our obligations if we are unable to secure a waiver from the lender; and

•
the possibility that we may need to raise additional capital through an equity or debt financing to support operations but are unable to do so due to, among other things, global economic conditions, conditions in the global financing markets, trading prices of our common stock and the outlook for the industries that we serve, all of which could be negatively impacted by the COVID-19 pandemic, such that there can be no assurance that such financing would be available to us.

The COVID-19 pandemic continues to evolve rapidly, and additional material impacts and disruptions are likely to occur. The factors described above, which may worsen, have had and, along with other factors that we cannot predict, can be expected to continue to have, a material adverse impact on our business, operations, financial condition, results of operations and capital resources.  The ultimate impact of the COVID-19 pandemic on the Company is highly uncertain and subject to change and will depend on future developments, which cannot be accurately predicted, including the duration of the pandemic, additional or modified government actions, new information that may emerge concerning the severity and impact of the COVID-19 and the actions taken to contain COVID-19 or address its impact in the short and long term, among others. We do not yet know and cannot predict the full extent of potential impacts on our business, operations, financial condition, results of operations and capital resources.
In addition, any of the risks and uncertainties set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 can be expected to be further heightened by the COVID-19 pandemic and have a material adverse effect on the Company’s business, prospects, financial condition, results of operations and capital resources and the achievement of our strategic objectives.
Forward-Looking Statements
Certain statements in this report include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, effects of the COVID-19 pandemic and the measures being taken to limit the spread of COVID-19, including supply chain disruptions, shutdowns of or limitations on operations of our customers in the casino and food service industries, impairment of our customers’ ability to pay amounts owed, diversion of management attention to respond to the crisis, borrowing capacity under our credit agreement or availability of other financing, and other factors; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our ability to successfully transition our business towards the food service technology market; our ability to remediate the material weaknesses over internal control over financial reporting; risks associated with potential future acquisitions; our dependence on a significant customer; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; the effect of the United Kingdom’s withdrawal from the European Union; and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, this Current Report on Form 8-K and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this report, and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: May 6, 2020